QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

        Instructions To Registered Holder And/Or
Book-Entry Transfer Facility Participant
From Beneficial Owner
of
KEMET Corporation

10 1/2% Senior Exchange Notes due 2018
for Outstanding 10 1/2% Senior Notes due 2018
Regulation S Notes (CUSIP U48789 AC2 and ISIN USU48789AC21 &
CUSIP U48789 AD0 and ISIN USU48789AD04)
144A Notes (CUSIP 488360 AG3 and ISIN US488360AG37)

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus, dated [                ,         ], 2012 (the "Prospectus"), of KEMET Corporation (the "Issuer") and KEMET Electronics Corporation, KEMET Services Corporation, KRC Trade Corporation, The Forest Electric Company, KEMET Foil Manufacturing LLC and KEMET Blue Powder Corporation (together, the "Guarantors"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the offer of the Issuer and the Guarantors (the "Exchange Offer") to exchange the new 10 1/2% Senior Notes due 2018 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuer's 10 1/2% Senior Notes due 2018 (the "Old Notes"). Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

        U.S. $            of the 10 1/2% Senior Notes due 2018.

        With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐
TO TENDER ALL of the Old Notes held by you for the account of the undersigned.

☐
TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $ of 10 1/2% Senior Notes due 2018

☐
NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

        (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

            (i)  the undersigned's principal residence is in the state of (FILL IN STATE);

           (ii)  the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes tendered, and the Issuer and the Guarantors will acquire good and unencumbered title to the Old Notes being tendered, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when the Old Notes are accepted by the Issuer,

          (iii)  the Exchange Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

          (iv)  neither the undersigned nor any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is engaged in, or has an intent to engage in, a distribution (within the meaning of the Securities Act) of the Exchange Notes;

           (v)  neither the undersigned nor any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

          (vi)  neither the undersigned nor any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuer or the Guarantors.

        If the undersigned is a broker-dealer that acquired the Old Notes directly from the Issuer in the initial offering and not as a result of market-making or other trading activities or if any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

        (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

3

QuickLinks

  Exhibit 99.4